                                                                    EXHIBIT 10.8


----------------------------
----------------------------                                   20 William Street
----------------------------                      Wellesley, Massachusetts 02181
         APPLIED                                                  (781) 239-7600
    TELECOMMUNICATIONS                                      Fax:  (781) 239-0377
    TECHNOLOGIES, INC.
Telecommunications Financing


                                                  April 23, 1998



Mr. Clive Barwin
President
DataWave Systems, Inc.
101 West 5th Avenue
Vancouver, B.C.
V6K 1H9


Mr. Peter Hough
Chief Operating Officer
DataWave Systems, Inc.
101 West 5th Avenue
Vancouver, B.C.
V6K 1H9

Gentlemen:

     Applied Telecommunications Technologies, Inc. ("ATTI") is pleased to propose a secured Line of Credit and financial advisory services to DataWave Systems, Inc. ("DataWave"). The terms of this proposal are outlined below:

Lender:                 ATTI or its assignee
                        20 William Street
                        Wellesley, MA  02181

Borrower:               DataWave Services (US), Inc.
                        230 West Parkway, Unit 10
                        Pompton Plains, NJ  07444

Guarantor:              DataWave Systems, Inc.
                        101 West 5th Avenue
                        Vancouver, B.C.
                        V6K 1H9

                                                                          Page 2
                                                                  April 23, 1998


Line of Credit Amount:  Tranche A  $1.6mm    Commitment to be provided on or
                                             before April 30, 1998.

                        Tranche B  $2.0mm    Commitment to be sought upon
                                             utilization of 80% of Tranche A.

                        Tranche C  $1.4mm    Commitment to be sought upon
                                             utilization of 80% of Tranche B.

Security:               All assets of Borrower, Guarantor and affiliated
                        companies.

                        o Obligations and assets of Borrower, Guarantor and affiliated companies will be cross-defaulted and cross-collateralized except the following which will not be subject to a security interest and will not be subject to this transaction:

                           1.  Interurbain assets.

                           2. Shares of Guarantor in joint venture (PhoneLine Cardcall International Inc.) and assets of PhoneLine Cardcall International Inc. (present and future).

                        o Existing assets under Lease Schedules 322-1 through 322-5, including escrow fund, unless transferred to PhoneLine Cardcall International Ltd., as detailed below under "Canadian Machines" will constitute security for new credit facility.

                        o ATTI will subordinate its interest in future, new assets to the party providing lease financing or bank loan to acquire such assets (purchase money financing).

                        o The foregoing will be accomplished through three separate security agreements (Borrower, Guarantor, and together the other affiliates/subsidiaries (but not PhoneLine Cardcall International Inc.)).

                        o Except for purchase money financing, DataWave and its subsidiaries will not grant a security interest to any other party ranking in priority to this security interest.

Joint Venture Interest: If Guarantor sells its interest in the joint venture, the guarantor will pay to ATTI the outstanding lease balances on the Canadian Machines (as below defined).

Financial Covenant:     Borrower agrees that if at any time during the term of
                        the Line of Credit, its cash and marketable securities should fall below the sum of the next 6 months payments due to Lender under the Line of Credit, this will constitute an event of Default and Lender will have the right to accelerate the Line of Credit.

                                                                          Page 3
                                                                  April 23, 1998



Funding Dates:          Monthly funding to occur commencing in April 1998. All
                        funding to occur before August 1, 1998.

Term: The term of this financing is projected to be the earlier of a Qualified Financing (Borrower/Guarantor raises capital in excess of $8mm) or August 31, 1998. If, for any reason Borrower/Guarantor does not repay all of the obligations under this note by August 31, 1998, the note will convert to a senior obligation of both parties fully amortizing over 30 months at an annualized rate of 14%. Lessor will have the option to convert to amortizing note. To arrive at your monthly payment simply multiply the amount actually funded by 3.924%.

Prepayment:             The Line of Credit and/or senior term loan may be
                        prepaid at any time without penalty. Lease Line is pre-payable as stated therein.

Minimum Funding:        ATTI will commence funding with minimum increments of
                        $200,000. For the period commencing with funding until August 31, 1998, Borrower will pay interest only at an annualized rate of 14% on a monthly basis.

Payment Terms:          Monthly Wire Transfers on the first business day of the
                        month.

Warrants:               A grant of warrants subject to Vancouver Stock Exchange
                        approval will be made to ATTI, ATTI related entities or Funds managed by ATTI or its successor company (where any of the foregoing have provided funds for inclusion in the Line of Credit) at a strike price equal to the 10 day average closing stock price prior to the request by Guarantor to make a particular tranche available for funding. If the amount actually drawn under a tranche is less than the full approved amount, the full allotment of Warrants in respect to the original approval amount will still be issuable. ATTI will not be issued warrants for tranches which are not requested by the Borrower or which are not approved by ATTI. The warrants to be provided will equal a number which represents up to a maximum of US $1.0mm (20% warrant coverage) at the aforementioned strike price. Customary piggy-back registration (U.S.) and anti-dilution rights to be included with loan documentation. Warrants will be issued pro rata with commitments under the Line of Credit. Warrants will be subject to one year hold period under the laws of British Columbia. Term of the Warrants shall be 2 years from date of grant. Guarantor will, to the extent permitted by law, cause the Warrants to be registered in the United States in the event of a change of control of the Guarantor (i.e. if more than 50% of the issued shares of the Guarantor are sold to one person or entity).

Board Representation:   ATTI will have representation on the Board of Directors
                        of Lessee.

                                                                          Page 4
                                                                  April 23, 1998


Financial Advisor:      With regard to equipment owned and operated by Guarantor
                        which is used to generate revenues, Lessee agrees to enter into a twelve month (beginning 15 days after approval hereof by the Vancouver Stock Exchange)
                        Financial Advisory Agreement providing Lessor with a
                        Right of First Refusal for all Lease and Equipment
                        Finance projects involving Lessee and/or its customer base. ATTI will provide competitive rates. The $3.5mm in financing for Metro Phone from TeleCapital is excluded.

Documentation:          All documentation to be provided by Lender's Counsel.
                        The costs associated with the Line of Credit documentation to be included as a pre-approved expense by Guarantor.

Expenses:               All pre-approved expenses incurred by Lender including,
                        but not limited to, costs incurred on due diligence trip and legal costs, will borne by Guarantor in an amount not to exceed 1% of the Line of Credit.

"Canadian Machines":    Upon written application identifying not more than 100
                        machines under Lease 322, Schedules 1-5, ATTI will consent to the sublease of such machines to PhoneLine
                        Cardcall International Inc., subject to the Lease but not to the Line of Credit. Lessee will continue to be primarily liable with respect to such Canadian Machines.



This commitment is subject to formal establishment of a new Investment Fund by ATII and Board approval. Also, there may be no material adverse change prior to any funding in the financial and operating condition of Lessee. Please execute and return original immediately.

Sincerely,

/s/ DENNIS P. CAMERON
---------------------
Dennis P. Cameron
President

ACKNOWLEDGED AND ACCEPTED SUBJECT TO
APPROVAL OF BOARD AND VANCOUVER STOCK EXCHANGE

DATAWAVE SYSTEMS, INC.


By:   /s/ Peter Hough                   By:    /s/ Clive Barwin

Title: CFO                              Title: CEO

Date: APL 23/98                         Date: APL 23/98

----------------------------
----------------------------                                   20 William Street
----------------------------                      Wellesley, Massachusetts 02181
         APPLIED                                                  (781) 239-7600
    TELECOMMUNICATIONS                                      Fax:  (781) 239-0377
    TECHNOLOGIES, INC.
Telecommunications Financing


April 23, 1998



Mr. Peter Hough
Chief Operating Officer
DataWave Systems, Inc.
101 West 5th Avenue
Vancouver, B.C.
V6K 1H9

      Re:  Promissory Note Dated March 31, 1998
           Principal Amount $600,000
           Borrower:  DataWave Services (US) Inc.
           Lender:    Applied Telecommunications Technologies, Inc.

Dear Mr. Hough:

This letter is to acknowledge the change of the "Maturity Date" meaning April 30, 1998 referenced in the above Promissory Note to the amended "Maturity Date" meaning May 15, 1998.

If the foregoing amendment is acceptable to you, please acknowledge your acceptance by signing in the appropriate space below.

Very truly yours,

/s/ DENNIS P. CAMERON
---------------------
Dennis P. Cameron
President


ACCEPTED AND ACKNOWLEDGED
DATAWAVE SERVICES (US) INC.


By:   /s/ Peter Hough

Title: CFO

Date: APL 23/98

                     FIRST AMENDMENT TO LETTER AGREEMENT
                     -----------------------------------

          This First Amendment to Letter Agreement (this "Amendment") is made and executed as of June 3, 1998, between Applied Telecommunications Technologies, Inc. ("ATTI") and DataWave Systems, Inc. ("DataWave"), with reference to the following facts:

A. ATTI, as lender, and DataWave, as borrower, have entered into a letter agreement dated April 23, 1998 (the "Letter Agreement"), which sets forth the basic terms and conditions for establishing a secured line of credit for DataWave and its subsidiaries in the amount of $5 million and certain financial advisory services.

B. In connection with the Letter Agreement, DataWave Services (US), Inc. executed and delivered to ATTI a promissory note dated March 31, 1998 in the original principal amount of $600,000 (the "Note") (the Letter Agreement, the Note, and all other documents executed and delivered in connection with the Letter Agreement are hereinafter collectively referred to as the "Loan Documents").

C. The parties now wish to amend and modify the Letter Agreement in certain respects.

          In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.   Modification of Letter Agreement.  The Letter Agreement is amended and
          --------------------------------
          modified as follows:

          (a) The third sentence of the "Term" section of the Letter Agreement reading "Lessor will have the option to convert to amortizing note" is deleted in its entirety.

          (b) The "Board Representation" section of the Letter Agreement reading "ATTI will have representation on the Board of Directors of Lessee" is deleted in its entirety and the following inserted in its place and stead:

          Observation Rights.  DataWave will invite a representative of ATTI to
          ------------------
          attend all meetings of its Board of Directors in a nonvoting observer capacity with customary observation rights until the earlier of (1) the date of the closing of an underwritten public offering of the securities of Borrower in the United States, or (2) the date when all of the promissory notes which evidence the indebtedness created by the Line of Credit have been paid in full.

2.   Conforming Modifications.  Each of the Letter Agreement, the Note, and the
     ------------------------
     Loan Documents is hereby amended and modified to provide that all references to the Letter Agreement shall be deemed to refer to the Letter Agreement as amended herein.

3.   No Change.  Except as specifically amended herein, the Letter Agreement
     ---------
     shall remain unaffected and unchanged by reason of this Amendment.

4.   Prior Agreements. The Loan Documents, including this Amendment (a)
     ----------------
     integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to the subject matter thereof; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in the Loan Documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions, and provisions of this Amendment and those of any of the Loan Documents, the terms, conditions, and provisions of this Amendment shall prevail.

5.   Counterparts.  This Agreement may be executed in one or more counterparts,
     ------------
     each of which shall constitute an original, but all of which when taken together shall constitute but one agreement.

     In witness, the parties have executed this Amendment as of the date first set forth above.

                              APPLIED TELECOMMUNICATIONS
                              TECHNOLOGIES, INC.

                              By: /s/ DENNIS P. CAMERON
                                  ---------------------------------
                              Title: President
                                     ------------------------------

                              DATAWAVE SYSTEMS, INC.

                              By: /s/ Peter Hough
                                  ---------------------------------
                              Title: CFO
                                     ------------------------------